Exhibit 10.27

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of October 30, 2009, by and between ENDOLOGIX, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:
ARTICLE I
CREDIT TERMS
SECTION 1.1    LINE OF CREDIT.
(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including April 30, 2012, not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000) (the “Line of Credit”), the proceeds of which shall be used for general working capital and corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of October 30, 2009 (the “Line of Credit Note”), all terms of which are incorporated herein by this reference.
(b)    Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of Ten Million Dollars ($10,000,000).
(c)    Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Hundred Thousand Dollars ($500,000). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. No Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related

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documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.
(d)    Credit Card Services Subfeature. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards from Bank (the “Credit Card Services”). The aggregate limit of the corporate credit cards shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000), provided that availability under the Line of Credit shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower. In addition, Bank may, in its sole reasonable discretion, charge as advances under the Line of Credit any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.
(e)    Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.
SECTION 1.2    INTEREST/FEES.
(a)    The outstanding principal balance of each credit subject hereto shall bear interest, and the amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest set forth in the Line of Credit Note.
(b)    Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.
(c)    Commitment Fee. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to Forty Thousand Dollars ($40,000), which fee shall be due and payable in full on October 30, 2009.

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(d)    Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one fifth of one percent (0.20%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a yearly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank.
(e)    Letter of Credit Fees. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to one and one quarter percent (1.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank’s standard fees and charges then in effect for such activity. Notwithstanding the foregoing, with respect to any Letters of Credit that are cash secured to the satisfaction of Bank such Letter of Credit Fee shall be reduced to three quarters of one percent (0.75%).
SECTION 1.3    COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by charging Borrower’s deposit account number 4828785279 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.
SECTION 1.4    COLLATERAL.
As security for all Indebtedness and other obligations of Borrower to Bank, Borrower has granted to Bank security interests in all Borrower’s personal property, as more fully described in that certain Security Agreement between Borrower and Bank dated as of the date hereof.
The foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.
SECTION 1.5    SUBORDINATION OF DEBT. All indebtedness and other obligations of Borrower to any other party shall be subordinated in right of repayment to all indebtedness and other obligations of Borrower to Bank, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES
Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.
SECTION 2.1    LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to have a material adverse effect on Borrower.
SECTION 2.2    AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.
SECTION 2.3    NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Certificate of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.
SECTION 2.4    LITIGATION. Except as disclosed in Schedule 2.4 hereof, there are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could reasonably be expected to have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof or, in the case of any subsequent extension, prior to such date (and approved in writing by Bank, such approval not to be unreasonably withheld).
SECTION 2.5    CORRECTNESS OF FINANCIAL STATEMENT. The annual financial statement of Borrower dated December 31, 2008, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly the

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financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.
SECTION 2.6    INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.
SECTION 2.7    NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.
SECTION 2.8    PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.
SECTION 2.9    ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.
SECTION 2.10    OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.
SECTION 2.11    ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower’s operations and/or properties, including without limitation, the

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Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.
ARTICLE III
CONDITIONS
SECTION 3.1    CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:
(a)    Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank’s counsel.
(b)    Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:
(i)    This Agreement and each promissory note or other instrument or document required hereby, including the Line of Credit Note;
(ii)    Certificate of Incumbency;
(iii)    Corporate Resolution: Borrowing;
(iv)    Security Agreement;
(v)    Subject to Section 4.10, deposit and securities account control agreements for any accounts maintained outside of Bank;
(vi)    an audit of the Collateral, the results of which shall be satisfactory to Bank; and
(vii)    Such other documents as Bank may reasonably require under any other Section of this Agreement.
(c)    Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline,

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as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.
(d)    Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower’s property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Bank.
SECTION 3.2    CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank’s satisfaction of each of the following conditions:
(a)    Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.
(b)    Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.
ARTICLE IV
AFFIRMATIVE COVENANTS
Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:
SECTION 4.1    PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

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SECTION 4.2    ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.
SECTION 4.3    FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:
(a)    not later than seventy-five (75) days after and as of the end of each fiscal year, cpa audited financial statements of Borrower;
(b)    not later than forty-five (45) days after and as of the end of each calendar quarter, financial statements of Borrower, prepared by Borrower;
(c)    contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;
(d)    not later than sixty (60) days after the end of each fiscal year, financial projections approved by Borrower’s board of directors;
(e)    not later than forty-five (45) days after and as of the end of each calendar quarter, a report of the dollar amount and location of Borrower’s inventory with third parties (including sales representatives and hospitals), in form and content reasonably acceptable to Bank and generally prepared by Borrower in the ordinary course of business; and
(f)    from time to time such other information as Bank may reasonably request.
For purposes of this Section 4.3, any financial statements that have been included in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission’s Electronic Data Gathering Analysis & Retrieval system (or any successor system) shall be deemed delivered.
SECTION 4.4    COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower’s continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

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SECTION 4.5    INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect.
SECTION 4.6    FACILITIES. Keep all properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.
SECTION 4.7    TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.
SECTION 4.8    LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of One Hundred Thousand Dollars ($100,000).
SECTION 4.9    FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):
(a)    Modified Quick Ratio greater than (i) 1.75 to 1.0 at all times from October 30, 2009 through October 30, 2010 and (ii) 2.00 to 1.0 at all times thereafter, with “Modified Quick Ratio” defined as (I) the aggregate of Borrower’s unrestricted cash and receivables convertible into cash divided by (II) total current liabilities plus, to the extent not already included therein, all indebtedness owing from Borrower to Bank.
(b)    Tangible Net Worth at all times greater than (i) Twenty Three Million Dollars ($23,000,000) plus (ii) fifty percent (50%) of any proceeds received by Borrower from the sale of its equity securities (other than sales under the Borrower’s equity incentive plans) after October 30, 2009, plus (iii) after Borrower achieves two (2) consecutive quarters of profitability, fifty percent (50%) of Borrower’s quarterly net profit, with “Tangible Net Worth” defined as the

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aggregate of total stockholders’ equity less any intangible assets and less any loans or advances to, or investments in, any related entities or individuals.
SECTION 4.10    ACCOUNTS. Borrower shall maintain its primary operating and other deposit accounts and securities accounts with Bank which accounts shall represent at least eighty percent (80%) of the dollar value of Borrower’s accounts at all financial institutions. Notwithstanding the foregoing, (i) Borrower shall maintain no less than One Million Dollars ($1,000,000) on deposit with Bank and Bank’s Affiliates as of the date of this Agreement; and (ii) Borrower shall transfer the balance of its accounts (in accordance with the preceding paragraph) to Bank by November 16, 2009. Borrower shall provide Bank five (5) days prior written notice before establishing any account at or with any bank or financial institution other than Bank. For each such account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement with respect to such account to perfect Bank’s lien in such account which control agreement may not be terminated without the prior written consent of Bank.
SECTION 4.11    NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s property in excess of an aggregate of One Hundred Thousand Dollars ($100,000).
ARTICLE V
NEGATIVE COVENANTS
Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank’s prior written consent:
SECTION 5.1    USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

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SECTION 5.2    CAPITAL EXPENDITURES. Make any additional investment in fixed assets in excess of (i) Five Hundred Thousand Dollars ($500,000) in fiscal year 2009; (ii) One Million Five Hundred Thousand Dollars ($1,500,000), in the aggregate, for fiscal years 2010 and 2011; and (ii) One Million Five Hundred Thousand Dollars ($1,500,000) in fiscal year 2012.
SECTION 5.3    LEASE EXPENDITURES. Incur operating lease expense in any calendar year in excess of an aggregate of Two Hundred Fifty Thousand Dollars ($250,000).
SECTION 5.4    OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) trade payables incurred in the ordinary course of business and (c) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.
SECTION 5.5    MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a subsidiary into another subsidiary or into Borrower), or acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another person except where (a) each of the following conditions is applicable: (i) the cash consideration paid in connection with such transactions (including assumption of liabilities) does not in the aggregate exceed $250,000 during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a change in control (as contemplated in Section 6.1(i) below), and (iv) Borrower is the surviving entity; or (b) the obligations of Borrower hereunder and under the other Loan Documents are repaid in full concurrently with the closing of any merger or consolidation of Borrower in which Borrower is not the surviving entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business (including non-exclusive licenses and similar arrangements for the use of Borrower’s property in the ordinary course of business). Notwithstanding the foregoing, Borrower may in-license intellectual property, at an expense to Borrower not to exceed $500,000 during any fiscal year, except as otherwise consented to in writing by Bank from time to time, such consent not to be unreasonably withheld.
SECTION 5.6    GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

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SECTION 5.7    LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.
SECTION 5.8    DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding.
SECTION 5.9    PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.1    The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:
(g)    Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents; provided that, it shall not constitute an Event of Default if Borrower shall have sufficient funds on deposit with Bank to satisfy any payment when due but Bank fails or refuses to debit such account for such amount.
(h)    Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.
(i)    Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.
(j)    Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder or any general partner or joint venturer in Borrower if a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity, including Bank, in excess of $100,000 in the aggregate.

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(k)    Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.
(l)    The filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor.
(m)    There shall exist or occur any event or condition that Bank in good faith believes materially impairs, or is substantially likely materially to impair, the prospect of payment or performance by Borrower, any Third Party Obligor, or the general partner of either if such entity is a partnership, of its material obligations under any of the Loan Documents.
(n)    The dissolution or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Third Party Obligor.
(o)    Any change in control of Borrower or any entity or combination of entities that directly or indirectly control Borrower, with “control” defined as ownership of an aggregate of fifty percent (50%) or more of the common stock, members’ equity or other ownership interest (other than a limited partnership interest).

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Exhibit 10.27

(p)    The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank’s prior written consent, of all or any part of or interest in any real property collateral required hereby.
SECTION 6.2    REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.
ARTICLE VII
MISCELLANEOUS
SECTION 7.1    NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.
SECTION 7.2    NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:
BORROWER:        ENDOLOGIX, INC.
11 Studebaker
Irvine, CA 92618
Attention: Robert Krist
                Phone: 595-7200
                bkrist@endologix.com

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Exhibit 10.27

BANK:        WELLS FARGO BANK, NATIONAL ASSOCIATION
2030 Main Street, Suite 900
                Irvine, CA 92614
                Attn: James Ligman
                Phone: 949-251-4122
                Fax: 866-967-9265
                james.ligman@wellsfargo.com
or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.
SECTION 7.3    COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents; Bank’s continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank’s rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.
SECTION 7.4    SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank’s prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

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SECTION 7.5    ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.
SECTION 7.6    NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.
SECTION 7.7    TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.
SECTION 7.8    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.
SECTION 7.9    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.
SECTION 7.10    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
SECTION 7.11    ARBITRATION.
(a)    Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.
(b)    Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance

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with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.
(c)    No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.
(d)    Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil

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Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.
(e)    Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.
(f)    Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.
(g)    Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.
(h)    Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.
(i)    Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days

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of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.
(j)    Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.
[Balance of Page Intentionally Left Blank]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ James Ligman Title: Vice President
ENDOLOGIX, INC. By: /s/ Robert J. Krist Title: Chief Financial Officer

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Exhibit 10.27

[Signature Page to Credit Agreement]

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Exhibit 10.27

FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement (this “Amendment”) is entered into as of April 13, 2010, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and ENDOLOGIX, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Credit Agreement dated as of October 30, 2009, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.Section 1.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    Credit Card Services Subfeature. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards from Bank (the “Credit Card Services”). The aggregate limit of the corporate credit cards shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000), provided that availability under the Line of Credit shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower. In addition, Bank may, in its sole reasonable discretion, charge as advances under the Line of Credit any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.”
2.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
3.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
4.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
5.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(a)    this Amendment, duly executed by Borrower; and

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(b)    all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
6.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

WEST\21934535.1
363363-000016
DOCSOC/1656044v2/018854-0004

Exhibit 10.27

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ENDOLOGIX, INC.

By: /s/ Robert Krist

Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ James Ligman

Title: Vice President

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Exhibit 10.27

[Signature Page to First Amendment to Credit Agreement]
SECOND AMENDMENT TO CREDIT AGREEMENT
This Second Amendment to Credit Agreement (this “Amendment”) is entered into as of December 21, 2011, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and ENDOLOGIX, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Credit Agreement dated as of October 30, 2009, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of April 13, 2010 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.    Section 4.9(b) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(b)    Net loss (excluding all non-cash contingent payments and/or accruals associated with Borrower’s acquisition of Nellix, approved by Bank) at all times of not more than (i) Twenty Million Dollars ($20,000,000) for the fiscal year ending December 31, 2011 and (ii) Seven Million Dollars ($7,000,000) for the quarter ending March 31, 2012.”
2.    Section 5.2 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.2    CAPITAL EXPENDITURES. Make any additional investment in fixed assets in excess of an aggregate of (i) Three Million Dollars ($3,000,000) in the fiscal year ending December 31, 2011; and (ii) One Million Five Hundred Thousand Dollars ($1,500,000) in the fiscal quarter ending March 31, 2012.”
3.    Section 5.3 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.3    LEASE EXPENDITURES. Incur operating lease expense in any calendar year in excess of an aggregate of One Million Dollars ($1,000,000).”
4.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

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5.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
6.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
7.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(a)    this Amendment, duly executed by Borrower;
(b)    Corporate Resolution: Borrowing, duly executed by the Secretary of Borrower; and
(c)    all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
8.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

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Exhibit 10.27

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ENDOLOGIX, INC.

By: /s/ Robert Krist

Title:CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Stephen Cordani

Title:VP/LTM

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Exhibit 10.27

[Signature Page to Second Amendment to Credit Agreement]

THIRD AMENDMENT TO CREDIT AGREEMENT
[See Exhibit 10.28.1 to this Annual Report on Form 10-K]

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Exhibit 10.27

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of
October 9, 2012, by and between ENDOLOGIX, INC., a Delaware corporation and NELLIX, INC., a Delaware corporation (each individually, a "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"). Each reference to a "Borrower" herein shall mean each and every party individually and collectively defined as a Borrower above, and each Borrower herein shall be a co-borrower to every other Borrower.

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower andBank dated as of October 30, 2009, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.     Section 1.2 (d) is hereby deleted in its entirety, without substitution.

2.     Section 1.2 (e) shall be renumbered as Section 1.2 (d).

3.     Section 7.10 and 7.11 shall be renumbered as Section 7.11 and 7.12

4.	The following is hereby added to the Credit Agreement as Section 7.10: "SECTION 7.10. JOINT AND SEVERAL LIABILITY.
(a)     Each Borrower has determined and represents to Bank that it is a legitimate business purpose and in its best interests to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of every other Borrower hereunder, and all commitments, advances and other credit extensions under this Agreement will individually and collectively benefit of each Borrower hereunder.

(b)     Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair market value in excess of its liabilities, after giving effect to any available rights of contribution or subrogation, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as they mature.

(c)     Each Borrower agrees that it is jointly and severally and unconditionally liable to Bank for, and will pay to Bank when due, the full amount of all existing and future indebtedness arising in connection with any facility extended under this Agreement, and all modifications, extensions and renewals thereto, including

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Exhibit 10.27

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Exhibit 10.27

without limitation all principal and interest, and all fees, costs and expenses chargeable to each Borrower individually or collectively in connection with any facility hereunder. These obligations shall be in addition to any other obligations of under any other agreement with Bank entered into before or after the date of this Agreement, unless such other agreement is expressly modified or revoked in writing, and this Agreement shall not affect or invalidate the terms of any such other agreement, unless otherwise expressly provided herein.

(d)     The liability of a Borrower for indebtedness hereunder shall be reinstated
and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any facility under this Agreement by any Borrower or any other person or entity is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(e)     Each Borrower authorizes Bank, without notice to or demand on such Borrower, and without affecting such Borrower's liability for indebtedness incurred under any facility extended under this Agreement, from time to time to: (i) alter, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the indebtedness of any other Borrower to Bank on account of any such facilities; (ii) take and hold security from any other Borrower for the payment of indebtedness incurred under any facility extended under this Agreement, and exchange, enforce, waive, subordinate or release any such security; (iii) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage, or deed of trust, as Bank in its discretion may determine; (iv) release or substitute any one or more of the endorsers or any guarantors of any facility hereunder, or any other party obligated thereon; and (v) apply payments received by Bank from any other Borrower to indebtedness of such other Borrower to Bank other than to any facility extended under this Agreement.

(f)     Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from every other Borrower on a continuing basis financial and other information relating to the financial condition of every other Borrower, and each Borrower agrees to keep adequately informed by such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by Bank in any manner.

(g)     Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security held from any other Borrower or any other person; (iii) pursue any other remedy in Bank's power; (iv) apply payments received by Bank from any other Borrower to any facility extended under this Agreement; or (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any facility extended under this Agreement

(h)     Each Borrower waives to the extent permitted by applicable law any defense to its liability for repaying any facility extended under this Agreement based upon or arising by reason of: (i) any

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disability or other defense of any other Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the liability of any other

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Exhibit 10.27

Borrower for the facility extended under this Agreement; (iii) any lack of authority of any officer, director, partner, agent or other person acting or purporting to act on behalf of any other Borrower or any defect in the formation of any other Borrower; (iv) the application by any other Borrower of the proceeds of any facility extended under this Agreement for purposes other than the purposes intended or understood by Bank or each other Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any other Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any other Borrower; (vi) any impairment of the value of any interest in any security for any facility extended under this Agreement, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the indebtedness of any other Borrower for any facility extended under this Agreement, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of any Borrower for any facility extended under this Agreement, including increase or decrease of the rate of interest thereon.

(i)     Until each facility extended under this Agreement and all indebtedness arising under or in connection with this Agreement shall have been paid in full, no
Borrower shall have any right of subrogation. Each Borrower waives all rights and defenses it may have arising out of (i) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for each facility extended under this Agreement, destroys its rights of subrogation or its rights to proceed against any other Borrower for reimbursement, or (ii) any loss of rights it may suffer by reason of any rights, powers or remedies of any other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower's indebtedness for each facility extended under this Agreement, whether by operation of Sections 726, 580a or 580d of the California Code of Civil Procedure as from time to time amended, or otherwise including any rights Borrower may have, in the event Borrower has given security, to a Section 580a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the indebtedness."

5.     Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

6.     Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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Exhibit 10.27

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

ENDOLOGIX, INC.

By: /s/ Leo Greenstein

Title: VP Finance & Corporate Controller

NELLIX, INC.

By: /s/ Robert Krist

Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Jason Wells

Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

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Exhibit 10.27

FIFTH AMENDMENT TO CREDIT AGREEMENT
This Fifth Amendment to Credit Agreement (this “Amendment”) is entered into as of May 15, 2013, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), ENDOLOGIX, INC. and NELLIX, INC. (each a “Borrower” and, collectively, “Borrowers”).
RECITALS
Borrowers and Bank are parties to that certain Credit Agreement dated as of October 30, 2009, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of April 13, 2010, that certain Second Amendment to Credit Agreement dated as of December 21, 2011, that certain Third Amendment to Credit Agreement dated as of February 21, 2012 and that certain Fourth Amendment to Credit Agreement dated as of October 9, 2012 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
9.    Section 1.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including November 15, 2014, not to exceed at any time the aggregate principal amount of Twenty Million Dollars ($20,000,000) (the “Line of Credit”), the proceeds of which shall be used for general working capital and corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of October 30, 2009, as amended and restated on February 21, 2012 and as further amended and restated on May 15, 2013 (as may be further amended, restated, modified or supplemented from time to time, the “Line of Credit Note”), all terms of which are incorporated herein by this reference.”
10.    Section 1.1(b) of the Agreement hereby is amend and restated in its entirety to read as follows:
“(b)    Limitations on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of Borrower's eligible accounts receivable, plus, upon completion of an appraisal of Borrower’s finished goods inventory the results of which are satisfactory to Bank in Bank’s sole discretion, thirty percent (30%) of the value of Borrower's finished goods (exclusive of work in process and inventory which is obsolete, unsaleable or damaged), with value defined as the lower of cost or market value; provided however, that outstanding borrowings against such finished goods inventory shall not at any time exceed an aggregate of Four Million Dollars ($4,000,000). All of the foregoing shall be

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Exhibit 10.27

determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.
As used herein, "eligible accounts receivable" shall consist solely of trade accounts created in the ordinary course of Borrower's business, upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:
(i)    any account which is either (a) more than sixty (60) days past due or (b) has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;
(ii)    that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;
(iii)    any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank's satisfaction);
(iv)    any account which represents an obligation of an account debtor located in a foreign country except to the extent any such account, in Bank's determination, is supported by a letter of credit or insured under a policy of foreign credit insurance, in each case in form, substance and issued by a party acceptable to Bank;

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Exhibit 10.27

(v)    any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower;
(vi)    that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor;
(vii)    any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;
(viii)    that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;
(ix)    any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.”
11.    Section 4.9(a) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(a)    Modified Quick Ratio greater than (i) 2.00 to 1.00 at all times, measured quarterly beginning with the quarter ending June 30, 2013, with “Modified Quick Ratio” defined as (I) the sum of the aggregate of Borrower’s unrestricted cash at Bank or subject to an account control agreement in favor of, and in form and substance satisfactory to, Bank, plus accounts receivable, divided by (II) total current liabilities plus, to the extent not already included therein, all indebtedness owing from Borrower to Bank.”
12.    Section 4.9(b) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(b)    Adjusted pre-tax net loss (excluding all non-cash contingent payments, accruals and/or income associated with ENDOLOGIX, INC.’s acquisition of NELLIX, INC. approved by Bank) at all times, measured cumulatively and on a quarterly basis, of not more than; (i) Nine Million Dollars ($9,000,000) through June 30, 2013, (ii) Thirteen Million Dollars ($13,000,000) through September 30, 2013, (iii) Fourteen Million Five Hundred Thousand Dollars ($14,500,000) through December 31, 2013, (iv) One Million Five Hundred Thousand Dollars ($1,500,000) through March 31, 2014; and a minimum adjusted pre-tax profit of at least One Dollar ($1) thereafter.”
13.    Section 4.3(f) of the Agreement hereby is amended and restated in its entirety to read as follows:

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Exhibit 10.27

“(f)    (x) not later than forty-five days after May 15, 2013, (y) not less than ten (10) days prior to requesting any advance under the Line of Credit (other than advances in respect of Letters of Credit or Credit Card Services); and (z) once Borrower has requested its first advance after May 15, 2013, not later than thirty (30) days after the end of each month, a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and immediately upon each request from Bank, a list of the names and addresses of all Borrower’s account debtors;”
14.    Section 5.2 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.2    CAPITAL EXPENDITURES. Make any additional investment in fixed assets in excess of an aggregate of (a) Six Million Dollars ($6,000,000) in the fiscal year ending December 31, 2013 and (b) Nine Million Dollars ($9,000,000) in the fiscal year ending December 31, 2014; provided that for purposes of this Section 5.2, investments in fixed assets shall exclude amounts that are directly paid to contractors by Borrower’s landlord for leasehold improvements (i.e., not funded by Borrower for such expenditures), notwithstanding its potential capitalization to Borrower’s balance sheet under U.S. GAAP”.
15.    Section 5.6 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.6    GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity in excess of an aggregate amount of Five Hundred Thousand Euro (€500,000) during the term of this Agreement, except any of the foregoing in favor of Bank.”
16.    Section 6.1(f) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(f)    the filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment(s) against Borrower or any Third Party Obligor in an aggregate amount in excess of Ten Million Dollars ($10,000,000) at any time; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other

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Exhibit 10.27

relief for debtors is filed or commenced against Borrower or any Third Party Obligor.”
17.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
18.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
19.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
20.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(a)    this Amendment, duly executed by Borrower;
(b)    a Second Amended and Restated Promissory Note dated as of even date herewith;
(c)    Corporate Resolution: Borrowing, duly executed by the Secretary of each Borrower; and
(d)    all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
21.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ENDOLOGIX, INC.

By: /s/ Shelley Thunen

Title: Chief Financial Officer

NELLIX, INC.

By: /s/ Shelley Thunen

Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Jason Wells

Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

SIXTH AMENDMENT TO CREDIT AGREEMENT
This Sixth Amendment to Credit Agreement (this “Amendment”) is entered into as of July 26, 2013, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), ENDOLOGIX, INC. and NELLIX, INC. (each a “Borrower” and, collectively, “Borrowers”).
RECITALS
Borrowers and Bank are parties to that certain Credit Agreement dated as of October 30, 2009, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of April 13, 2010, that certain Second Amendment to Credit Agreement dated as of December 21, 2011, that certain Third Amendment to Credit Agreement dated as of February 21, 2012, that certain Fourth Amendment to Credit Agreement dated as of October 9, 2012 and that certain Fifth Amendment to Credit Agreement dated as of May 15, 2013 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.    Section 1.1(c) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(c)    Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Six Million Dollars ($6,000,000). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. No more than five (5) days after the date of each requested draw on a Letter of Credit, Borrower shall deliver a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts to Bank unless such items were delivered to Bank in the thirty (30) days preceding such Letter of Credit draw request in accordance with the terms hereunder. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty five (365) days, as designated by Borrower (subject to automatic renewal). If a Letter of Credit is issued and outstanding after the term of the Line of Credit (or after acceleration by Bank pursuant to the terms hereof), Borrower will cash collateralize the undrawn amount of such Letter of Credit in an amount equal to one hundred five percent (105%) of such undrawn amount. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.”

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Exhibit 10.27

2.    Section 4.3(g) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(g)     (i) at any time a Letter of Credit is issued and outstanding, quarterly within sixty (60) days of the end of each fiscal quarter and (ii) at any time Borrower’s total unrestricted cash falls below Twenty Million Dollars ($20,000,000), monthly within thirty (30) days of the end of each month, a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and immediately upon each request from Bank, a list of the names and addresses of all Borrower’s account debtors;”
3.    New Section 4.3(h) hereby is added to the Agreement to read as follows:
“(h)    from time to time such other information as Bank may reasonably request.”
4.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
5.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
6.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
7.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(d)    this Amendment, duly executed by Borrower;
(e)    all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
8.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ENDOLOGIX, INC.

By: /s/ Shelley Thunen

Title: Chief Financial Officer

NELLIX, INC.

By: /s/ Shelley Thunen

Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Dennis Kim

Title: Vice President

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

[Signature Page to Sixth Amendment to Credit Agreement]

SEVENTH AMENDMENT TO CREDIT AGREEMENT
This Seventh Amendment to Credit Agreement (this “Amendment”) is entered into as of December 3, 2013, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), ENDOLOGIX, INC. and NELLIX, INC. (each a “Borrower” and, collectively, “Borrowers”).
RECITALS
Borrowers and Bank are parties to that certain Credit Agreement dated as of October 30, 2009, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of April 13, 2010, that certain Second Amendment to Credit Agreement dated as of December 21, 2011, that certain Third Amendment to Credit Agreement dated as of February 21, 2012, that certain Fourth Amendment to Credit Agreement dated as of October 9, 2012, that certain Fifth Amendment to Credit Agreement dated as of May 15, 2013 and that certain Sixth Amendment to Credit Agreement dated as of July 26, 2013 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.    Section 1.5 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 1.5    SUBORDINATION OF DEBT. All indebtedness and other obligations of Borrower to any other party other than any Permitted Convertible Indebtedness (as defined below) shall be subordinated in right of repayment to all indebtedness and other obligations of Borrower to Bank, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank”
2.    Section 5.4 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.4    OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except:
(a) the liabilities of Borrower to Bank;
(b) trade payables incurred in the ordinary course of business;
(c) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof;

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Exhibit 10.27

(d) indebtedness (“Permitted Convertible Indebtedness”) of Existing Borrower pursuant to the Convertible Debt Documents in an aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000) (including any amount issued pursuant to any option to purchase additional notes, including, without limitation, any such option granted to cover over-allotments) that (i) is convertible into common stock of Existing Borrower and/or cash (in an amount determined by reference to the price of such common stock), (ii) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the maturity date of the Line of Credit (it being understood that such indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (iii) hereof and may provide for cash payments upon conversion prior to the maturity date of such indebtedness provided that, for the avoidance of doubt, at the time of any such cash payment Existing Borrower shall be in compliance with the covenants set forth in Section 4.9), (iii) has terms and conditions (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to Existing Borrower than the terms and conditions customary at the time for convertible debt securities issued in a broadly distributed offering and (iv) is incurred by Existing Borrower; provided, that both immediately prior and after giving effect to the incurrence thereof, (x) no Event of Default shall exist or result therefrom and (y) Existing Borrower shall be in compliance with the covenants set forth in Section 4.9; provided, further, that a certificate of the chief financial officer of Borrower delivered to Bank at least two Business Days prior to the incurrence of such indebtedness, together with a disclosure document containing the summary description of the material terms and conditions of such indebtedness, stating that Existing Borrower has determined in good faith that such terms and conditions satisfy the requirements of this clause (d), shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless Bank notifies Existing Borrower within one Business Day of receipt of such certificate that it disagrees with such determination; and
(e) any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the laws of, or are in fact closed, in New York.
As used herein, “Convertible Debt Documents” means (i) an indenture, (ii) a global note and (iii) one or more transaction confirmations, in each case relating to an offering of Permitted Convertible Indebtedness by Existing Borrower and related

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into by Existing Borrower .
As used herein, “Existing Borrower” means ENDOLOGIX, INC.
As used herein, “Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Existing Borrower’s common stock purchased by Existing Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Existing Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Existing Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction.
As used herein, “Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Existing Borrower’s common stock sold by Existing Borrower substantially concurrently with any purchase by Existing Borrower of a related Permitted Bond Hedge Transaction.”
3.    Section 5.6 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.6    GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity in excess of an aggregate amount of Five Hundred Thousand Euro (€500,000) during the term of this Agreement, except (a) any of the foregoing in favor of Bank and (b) any of the foregoing in connection with any Permitted Convertible Indebtedness.”
4.    Section 5.7 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.7 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof and (b) pursuant to any Permitted Bond Hedge Transaction.”
5.    Section 5.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

“SECTION 5.8 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding except:
(a) pursuant to any Permitted Bond Hedge Transaction;
(b) Existing Borrower may make (i) regularly scheduled payments of interest in respect of any Permitted Convertible Indebtedness and (ii) any required payments of principal in respect of any Permitted Convertible Indebtedness made in accordance with this Agreement;
(c) Existing Borrower may make cash payments in connection with any conversions of Permitted Convertible Indebtedness; provided that (1) both immediately prior and after giving effect to any such payment, (x) no Event of Default shall exist or result therefrom and (y) Borrower shall be in compliance with the covenants set forth in Section 4.9; and
(d) Existing Borrower may purchase a Permitted Bond Hedge Transaction and can settle any related Permitted Warrant Transaction by set-off against such related Permitted Bond Hedge Transaction (if such set-off is permitted under the terms thereof), by delivery of shares of its common stock and, subject to compliance with the proviso to paragraph (c) above, by payment of the amounts due under the Permitted Warrant Transaction in cash, securities or other property.”
6.    Section 6.1(g) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(g)    There shall exist or occur any event or condition that Bank in good faith believes materially impairs, or is substantially likely materially to impair, the prospect of payment or performance by Borrower, any Third Party Obligor, or the general partner of either if such entity is a partnership, of its material obligations under any of the Loan Documents. For the avoidance of doubt, Borrower and Bank agree that Borrower’s entry into, performance of its obligations under and settlement (by early termination or otherwise) of any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction entered into in accordance with this Agreement will not materially impair such prospect of payment or performance.”
7.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
8.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
9.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
10.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(a)    this Amendment, duly executed by Borrower;
(b)    the certificate of the chief financial officer of Borrower contemplated by the proviso to Section 5.4 of the Agreement, as amended by this Amendment; and
(c)    all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
11.    Promptly (and in any event, within three Business Days) following the closing of any offering of any Permitted Convertible Indebtedness and/or the entering into of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction by Borrower, Borrower shall provide to Bank (i) executed copies of the applicable Convertible Debt Documents and (ii) a certificate of the chief financial officer of Borrower stating that the Convertible Debt Documents are consistent in all material respects with the summary description delivered with the certificate delivered pursuant to Section 10(b) hereof.
12.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ENDOLOGIX, INC.

By: /s/ Shelley Thunen

Title: Chief Financial Officer & Secretary

NELLIX, INC.

By: /s/ Shelley Thunen

Title: Chief Financial Officer & Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Dennis Kim

Title: Vice President

DOCSOC/1656044v2/018854-0004

Exhibit 10.27

[Signature Page to Seventh Amendment to Credit Agreement]

DOCSOC/1656044v2/018854-0004